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                                                                    EXHIBIT 99.1

NEWS RELEASE

                                                                 (CERIDIAN LOGO)

                                                              Craig Manson
                                                              Investor Relations
                                                              952/853-6022


            CERIDIAN CORPORATION REPORTS SOLID FIRST QUARTER RESULTS

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Thursday, April 17, 2003. The webcast can be accessed through the Investor Relations section of Ceridian's website at www.ceridian.com or directly at http://www.ceridian.com/corp/investor_relations/1,1320,407,00.html A replay of the call will also be available at the same address beginning at noon (EDT) on April 17, 2003.

FIRST QUARTER 2003 HIGHLIGHTS:

o Human Resource Solutions posts third consecutive quarter of top-line growth. Revenue of $235.6 million meets expectations. Customer retention ahead of plan.

o Comdata revenue of $79.0 million exceeds expectations on strong transactions in transportation and retail, and higher fuel prices. Local fueling, eCash, and BusinessLink continue to gain traction.

o  EPS of $.18 meets expectations.

MINNEAPOLIS, APRIL 17, 2003--Ceridian Corporation (NYSE: CEN) today reported first quarter 2003 earnings.

First quarter 2003 net earnings were $26.7 million, or $.18 per diluted share of common stock, on revenue of $314.6 million. Supplementary schedules containing comparative 2002 quarterly results, adjusted for non-recurring items, are available on Ceridian Corporation's website at www.ceridian.com.

"I am very pleased with Ceridian's operating results for the first quarter of 2003 and believe we are off to a good start for the year," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian.

"The Human Resource Solutions (HRS) business again met revenue growth expectations despite significant economic uncertainty and continuing deferrals of capital spending decisions. I am particularly encouraged that customer retention is ahead of plan, and that our win rates on new business remain high. Even though order levels during the quarter were down slightly compared to a very strong first quarter last year, strong customer signings so far in April and a robust sales pipeline give us confidence that we can post double-digit order increases for the remainder of the year.


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"Comdata's performance during the quarter exceeded our expectations, despite the on-going challenges in both the transportation and retail markets. Revenue during the quarter was greater than our expected range with high transaction volumes in both transportation and Stored Value Systems (SVS). Comdata's emerging businesses in local fleet services and payroll cards gained traction during the quarter and contributed meaningfully to growth. SVS' solid performance in gift card sales and transactions is expected to continue through the balance of the year.

"Company-wide, we are aggressively controlling expenses while continuing to invest in product and service enhancements."

GUIDANCE FOR 2003 UNCHANGED

Ceridian's outlook for 2003 revenue and earnings per share remains unchanged.

For the second quarter, the Company expects earnings per share to be $.17 to $.18, HRS revenue to be between $220 million and $227 million, and Comdata revenue to be between $78 million and $80 million.

For the third quarter, earnings per share are expected to be between $.19 and $.21, HRS revenue to be between $225 million and $230 million, and Comdata revenue to be between $82 million and $85 million.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

                                     (more)


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                                                          Schedule A
CONSOLIDATED STATEMENTS OF OPERATIONS           Ceridian Corporation
(Dollars in millions, except per share data)        and Subsidiaries
(Unaudited)

                                               For Periods Ended March 31,
                                                      Three Months
                                                 2003              2002

Revenue                                      $      314.6      $      301.8
Costs and Expenses
  Cost of revenue                                   148.4             143.3
  Selling, general and
    administrative                                  108.2             102.8
  Research and development                           16.3              15.3
  Other expense (income)                             (0.4)              9.8
     Total costs and expenses                       272.5             271.2

Earnings before interest
  and taxes                                          42.1              30.6

  Interest income                                     0.5               0.3
  Interest expense                                   (1.2)             (1.9)

Earnings before
  income taxes                                       41.4              29.0

  Income tax provision                               14.7              10.4

Net earnings                                 $       26.7      $       18.6


Earnings per share
  Basic                                      $       0.18      $       0.13
  Diluted                                    $       0.18      $       0.12


Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)                                148,451           146,875
  Dilutive securities                                 434             4,057
  Weighted average
    shares (diluted)                              148,885           150,932

                                     (more)

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                                                                      Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS           Ceridian Corporation
(Unaudited)                                         and Subsidiaries
(Dollars in millions)

                                               March 31,      December 31,
                                                 2003             2002

Cash and equivalents                         $      108.8     $      134.3
Trade receivables                                   445.4            393.1
Other receivables                                    29.1             27.6
Other assets                                      1,464.4          1,462.5
Total assets before customer funds                2,047.7          2,017.5
Customer funds                                    2,906.2          2,440.9
     Total assets                            $    4,953.9     $    4,458.4

Debt                                         $      192.2     $      193.5
Drafts and settlements payable                      144.7            120.8
Other liabilities                                   559.7            576.4
Total liabilities before
  customer obligations                              896.6            890.7
Customer obligations                              2,906.2          2,440.9
     Total liabilities                            3,802.8          3,331.6
Stockholders' equity                              1,151.1          1,126.8
     Total liabilities and
      stockholders' equity                   $    4,953.9     $    4,458.4

                                     (more)

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                                                                      Schedule C

                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                                      ($M)

                                                               First Quarter
                                                           2003             2002

HRS                                                    $      235.6     $      226.7
Comdata                                                        79.0             75.1

Total                                                  $      314.6     $      301.8

                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                                      ($M)

                                                               First Quarter
                                                           2003             2002

HRS                                                    $       20.1     $        7.1
Comdata                                                        22.0             19.4
Other                                                            --              4.1

Total                                                  $       42.1     $       30.6

                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                             Excluding Unusual Items
                                      ($M)

                                                               First Quarter
                                                           2003             2002

HRS                                                    $       20.1     $       19.5
Comdata                                                        22.0             20.9

Total                                                  $       42.1     $       40.4

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